UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2022

Aesther Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, Suite 8078

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 908-2658

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one half of one redeemable warrant	AEHAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	AEHA	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock for $11.50 per share	AEHAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 26, 2022, Aesther Healthcare Acquisition Corp., a Delaware corporation (“AHAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AHAC Merger Sub Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of AHAC (“Merger Sub”), Aesther Healthcare Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger for the stockholders of AHAC (other than the United Stockholder (as defined below) (the “Purchaser Representative”), United Gear & Assembly, Inc., a Delaware corporation (“United Gear”), and United Stars Holdings, Inc., a Delaware corporation and the sole stockholder of United Gear (the “United Stockholder”). In connection with the transactions contemplated by the Merger Agreement, AHAC also entered into a common stock purchase agreement with White Lion Capital, LLC on July 6, 2022 (the “Common Stock Purchase Agreement”).

On July 18, 2022, pursuant to Section 8.1(a) of the Merger Agreement, AHAC, United Gear, Merger Sub, Purchaser Representative and United Stockholder entered into a letter agreement (the “Termination Agreement”) pursuant to which the Merger Agreement was terminated by the mutual agreement of the parties thereto. AHAC intends to continue to identify and pursue a business combination with an appropriate target.

As a result of the termination of the Merger Agreement, the Merger Agreement will be of no further force and effect, and certain Ancillary Documents (as defined in the Merger Agreement) entered into in connection with the Merger Agreement, including but not limited to, the Non-Competition Agreement and the Lock-Up Agreement (as such agreements are defined in the Merger Agreement will also automatically either be terminated in accordance with their terms or be of no further force and effect). In addition, in accordance with the terms thereof, the Common Stock Purchase Agreement also terminated upon the termination of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by AHAC on June 2, 2022, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect the AHAC’s intention to identify another target company for its initial business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while AHAC may elect to update these forward-looking statements at some point in the future, it assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1

Letter Agreement, dated as of July 18, 2022, by and among Aesther Healthcare Acquisition Corp., AHAC Merger Sub Inc., Aesther Healthcare Sponsor, LLC in the capacity as the Purchaser Representative, United Stars Holdings, Inc. and United Gear & Assembly, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022

AESHER HEALTHCARE ACQUISITION CORP.

By:	/s/ Suren Ajjarapu
Name:	Suren Ajjarapu
Title:	Chief Executive Officer